EXHIBIT 5.2



                                November 22, 1996






Union Electric Company
1901 Chouteau Avenue
St. Louis, Missouri 63103



Ladies and Gentlemen:

                  In connection with the proposed issuance by Union Electric Company (the "Company") of up to $310,000,000 aggregate principal amount of Debt Securities (the "Debt Securities") pursuant to an indenture between the Company and Boatmen's Trust Company, as Trustee for the Debt Securities (as supplemented from time to time, the "Indenture"), we have reviewed Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 33-6116), including the related prospectus, being filed under the Securities Act of 1933 (the
"Securities Act") with respect to the Debt Securities (the "Registration Statement") for issuance from time to time under Rule 415 under the Securities Act, the form of Indenture filed as an exhibit thereto and the opinion of William E. Jaudes, Vice President and General Counsel of the Company, filed as an exhibit thereto.

                  The opinions expressed herein are limited to matters governed by the law of the State of New York and we express no opinion as to the law of any other jurisdiction.

                  We concur with the opinions  expressed in  paragraphs  (4) and
(5) of the above-referenced opinion of Mr. Jaudes (subject to the qualifications stated therein) insofar as they involve the laws of the State of New York.



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Union Electric Company                -2-                      November 22, 1996


                  Mr. Jaudes may rely on this opinion as to all matters of New York law in rendering his above-referenced opinion. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act.


                                       Very truly yours,


                                       /s/ Winthrop, Stimson, Putnam & Roberts




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